Exhibit 1.b

Broker-Dealer Selling

Agreement

Check as Applicable:                     Fidelity & Guaranty Life Insurance Company

             Fidelity & Guaranty Life Insurance Company of New York

Important: This document is a contract that contains important and legally binding terms regarding your relationship with Fidelity & Guaranty Life Insurance Company and/or Fidelity & Guaranty Life Insurance Company of New York (identified in this Agreement as the “Company,” in reference to either or both, as applicable), and with Fidelity & Guaranty Securities, LLC (“F&G Securities”). Read this contract carefully before signing or attaching your electronic signature through SalesLink – the Company’s secure access producer intranet site. If you have any questions about the meaning or content of this Broker-Dealer Selling Agreement, you should consult legal counsel.

This agreement (the “Agreement”) is made between and among Fidelity & Guaranty Life Insurance Company and/or Fidelity & Guaranty Life Insurance Company of New York, as applicable, F&G Securities, where applicable, the broker-dealer named on the signature page or identified to the Company via SalesLink (the “Broker-Dealer,” “you,” “your” or “yours”), and, if applicable, a licensed insurance agency affiliate of Broker-Dealer named on the signature page (“Insurance Agency”). This Agreement is made as of the date appearing adjacent to the signature line (or if no date appears thereon, as of the date the undersigned first offered any insurance product underwritten by either Company for sale to any customer or prospective customer) or the date it is submitted electronically via SalesLink, (the Company’s secure access producer intranet site), provided however, that the Agreement shall not be effective until executed by the Company(ies) and F&G Securities. Such execution and acceptance of this Agreement by Company(ies) and F&G Securities may be manifested by your being licensed or appointed as a representative by either Company in any jurisdiction, or by the direct or indirect payment of any commission from the Company to you or Financial Professionals appointed to you. (“Financial Professionals” are individual producers appointed by the Company to distribute Company’s insurance products where Broker-Dealer receives credit or compensation for each such sale. In the case of Financial Professionals that are selling registered insurance products (e.g., structured annuities, variable annuities), such Financial Professionals will also be registered representatives of Broker-Dealer.)

WHEREAS, the Company desires the Broker-Dealer to, subject to the terms of this Agreement, offer and sell the Company’s fixed insurance and annuity products (“Fixed Products”) and structured annuities (“Structured Annuity(ies”) and any other life insurance or annuity product that is registered as a security (“Registered Products”), together with the Fixed Products, the “Products”);

WHEREAS, pursuant to an Underwriting and Distribution Agreement with F&G Securities, Fidelity & Guaranty Life Insurance Company (“F&G Life”) has authorized and appointed F&G Securities as the underwriter and distributor for F&G Life’s Structured Annuities, and has authorized F&G Securities to enter into written selling agreements with broker-dealers pursuant to which such broker-dealers would be authorized to participate in the offering and sale of the Structured Annuities;

WHEREAS, the Structured Annuities are issued only by F&G Life;

WHEREAS, the Structured Annuities are or will be registered with the U.S. Securities and Exchange Commission (the “SEC”) as securities under the Securities Act of 1933, as amended (“1933 Act”);

WHEREAS, the parties desire to permit Broker-Dealer, and Insurance Agency, if applicable (any references herein to “Broker-Dealer” shall also include Insurance Agency), to offer and sell (1) the Registered Products in a manner that comports with all applicable requirements from the SEC, FINRA and any applicable state insurance regulatory authority, and (2) the Fixed Products in a manner that comports with any applicable requirements from any applicable state insurance regulatory authority, and subject to the terms and conditions set forth herein; and

WHEREAS, for avoidance of confusion, this Agreement applies to broker-dealers that are selling Company insurance products, including any annuities issued by Company that are not Registered Products;

NOW, THEREFORE, for good and valuable consideration, each to the other, the receipt and sufficiency of which is acknowledged, the Broker-Dealer, the Company and F&G Securities agree as follows:

Fidelity & Guaranty Life Insurance Company Des Moines, IA

Section 1. Representations:

a.

Broker-Dealer: You represent and warrant that you are registered as a broker-dealer under the Securities Exchange Act of 1934, as amended (“1934 Act”) and a member in good standing of FINRA. You also represent and warrant that you are properly licensed and/or registered in each state or other jurisdiction where such license or registration is necessary to act as a broker-dealer and sell the Registered Products. You further represent and warrant that you (or Insurance Agency, if applicable) are licensed as an insurance agency with the appropriate lines of authority in each state or jurisdiction where such license is required to sell the Products. You represent that throughout the term of this Agreement you will take all necessary steps to remain so registered as a broker-dealer and licensed as an insurance agency. You further represent that Your registration as a broker-dealer has not been revoked or suspended by any state or federal regulator, by any self-regulatory organization or by any other securities regulator and that no such regulator or self- regulatory organization has imposed any limitation(s) on your ability to do business. You will notify the Company within two (2) business days if any state or regulatory authority commences any proceeding to limit or revoke such license or registration, or if any such license or registration is limited or revoked. All Broker-Dealer personnel engaging in activities, or receiving compensation, related to the Registered Products, including all Financial Professionals, will be registered as required under FINRA rules or the rules of any state securities regulatory authority.

b.

F&G Securities: F&G Securities represents and warrants that it is registered as a broker-dealer with the SEC under the 1934 Act and a member in good standing of FINRA. F&G Securities also represents that it is properly licensed and/or registered in each state or other jurisdiction where such license or registration is necessary to act as a broker-dealer and act as distributor of the Registered Products. F&G Securities represents that throughout the term of this Agreement it will take all necessary steps to remain so registered.

c.	Company: The Company represents that it is properly licensed and authorized to issue the Products.

Section 2. Appointment and Authorization of Broker-Dealer: Subject to the terms and conditions set forth in this Agreement, F&G Securities (but only with respect to Registered Products) hereby authorizes and the Company hereby appoints Broker-Dealer, on a non-exclusive basis, to (i) use its best efforts to solicit applications for the sale of Fixed Products and Registered Products either directly or through licensed insurance producers who are registered representatives, brokers or employees, contracted with or employed by Broker-Dealer and appointed by Company (i.e., Financial Professionals), (ii) accurately and professionally represent the Company and its Products to all customers and prospective customers of the Company, including all applicants, owners, insureds and proposed insureds, and (iii) supervise Financial Professionals under all applicable law in connection with the solicitation of applications for the Products.

By accepting this appointment and authorization, Broker-Dealer represents and warrants that it is duly organized, validly existing, and in good standing under the laws of the State of its organization, and that it has full power, authority and legal right to execute, deliver and perform its duties and comply with its obligations under this Agreement. Broker-Dealer acknowledges that no territory is exclusively assigned hereunder and that the Company may in its sole discretion establish or appoint one or more broker-dealers in any territory in which You conduct business.

In connection with its authorization of the Broker-Dealer with respect to the Registered Products, F&G Securities represents that it is the duly authorized underwriter and distributor of the Registered Products. With respect to the Structured Annuities, those products are registered with the SEC under the 1933 Act and subject to applicable federal and state laws and regulations pertaining to securities (but will not be treated as variable annuity contracts under the Investment Company Act of 1940, as amended, nor will any separate accounts maintained by the Company in connection with the Structured Annuities be registered with the SEC under the 1940 Act).

Subject to the completion of an appropriate background check (including but not limited to a credit check and/or background checks on the Broker-Dealer’s owners or principals), as may be required by either Company at any time, (including annually or at any other time(s) after appointment), in its sole discretion, the Company appoints the Broker-Dealer as its representative in all jurisdictions where the Broker-Dealer is properly licensed, to offer and sell the Fixed Products and the Registered Products issued by the Company, in accordance with the terms of this Agreement. The Company reserves the right to license any person(s) and to terminate your appointment as set forth herein.

Fidelity & Guaranty Life Insurance Company Des Moines, IA

Section 3. Broker-Dealer Authority:

a.

Appointment: The Company authorizes the Broker-Dealer to recruit and recommend to the Company financial professionals to carry out the purposes of this Agreement. All of your appointments of such individuals are subject to your obtaining the prior written approval of the Company, which approval may be provided or withheld in the Company’s sole discretion. Licensed individuals appointed under this Agreement shall be referred to as “Financial Professionals,” and shall be registered representatives of Broker-Dealer if they are selling Registered Products. The Company may terminate its appointment of or contractual relationship with any Financial Professional with or without cause and with or without your approval. All Financial Professionals recruited for the purpose of soliciting the sale of the Products must be appointed in accord with the Company’s currently applicable appointment form and procedures. In addition, if the Company will pay compensation directly to a Financial Professional, the Financial Professional must enter into the Company’s form of Insurance Producer Agreement. Such direct to Financial Professional payments are not permitted for Registered Products. The Company reserves the right to terminate your appointment as set forth herein.

b.

Sell Products: The Company authorizes you and Financial Professionals appointed to you to market and/or solicit the sale of the Products which the Company may lawfully issue and which are described in the Compensation Schedule available via SalesLink; subject however, to the restrictions placed upon you and Financial Professionals appointed to you by the laws and regulations of the jurisdictions where the Broker-Dealer is licensed, the Company’s policies and procedures, including but not limited to its underwriting rules, and the terms and conditions of this Agreement. The Company has the right to decline any application for any of the Products and return any money submitted to the applicant.

Section 4. Broker-Dealer Relationship to Company: As long as this Agreement is effective, the Broker-Dealer shall be deemed a representative of the Company, subject to the right of the Company to revoke such relationship upon written notice to you. In the event the relationship is revoked, you agree not to hold yourself out, or allow Financial Professionals appointed to you to hold themselves out, as a representative of the Company or F&G Securities or to offer or sell any Products. At all times the Broker-Dealer shall be deemed an independent and unaffiliated entity with respect to the Company (and F&G Securities) and as such you are free to exercise your own judgment as to the persons the Broker-Dealer or its Financial Professionals will offer and sell the Products to, the time and place of any such offer or sale and the manner in which you will perform the obligations of this Agreement.

Section 5. Relationship to Financial Professionals: Financial Professionals appointed to you are independent contractors of the Company and nothing in this Agreement is intended or shall be construed to create the relationship of employer and employee between Financial Professionals appointed to you and the Company. Neither the Broker-Dealer nor any of its employees, representatives or agents may, either expressly or implicitly, present themselves to others as an employee of the Company.

Section 6. Broker-Dealer Responsibility: The Broker-Dealer assumes full responsibility for all business conducted pursuant to this Agreement and for the acts and omissions of its Financial Professionals, officers, employees, all persons who act on its behalf or at its direction, and all persons whose activities result in the Broker-Dealer receiving from the Company any compensation or other remuneration, or whose activities relate to the solicitation of the Products. Any act or omission, or breach of this Agreement, by Financial Professionals appointed to you, your officers, your employees, any person who acts on your behalf or at your direction or any person whose activities result in the Broker-Dealer receiving from the Company any compensation or other remuneration shall be deemed an act, omission or breach by the Broker-Dealer and the Company may exercise its rights under this Agreement or otherwise as if such act, omission or breach had been committed by the Broker-Dealer. In discharging your responsibility hereunder, You agree to adopt and utilize supervisory tools, including but not limited to electronic or other surveillance tools, in a manner consistent with then current securities and insurance industry standards. You will make and retain for a period of not less than six years, or if required for a longer time under applicable law, such longer time period, documents evidencing such supervision

Section 7. Communication via SalesLink:

a.

General: You acknowledge that the Company will communicate with You and Financial Professionals appointed to you by posting and updating commission, contract and licensing schedules, Company policies and procedures and other information on SalesLink and that such information will ordinarily not be mailed or provided to you by any other means. You acknowledge that you are responsible for reviewing the SalesLink site on a commercially reasonably regular basis to stay current with all information posted thereon. The Company, in addition to SalesLink, shall make commercially reasonable efforts to inform you of major changes in policies and procedures through email communication.

Fidelity & Guaranty Life Insurance Company Des Moines, IA

b.

Registered Product Prospectuses: F&G Life and F&G Securities will provide Broker-Dealer and its Financial Professionals, without charge, with as many copies of current Registered Product prospectuses and applications as the Broker-Dealer and its Financial Professionals may reasonably request. Upon termination of this Agreement or earlier written request from F&G Life or F&G Securities, the Broker-Dealer will promptly return to F&G Life or F&G Securities, or destroy, any prospectuses, applications, and other materials and supplies furnished by F&G Life or F&G Securities to Broker-Dealer or its Financial Professionals.

Section 8. Broker-Dealer Obligations to Comply with Law and Policy:

a.

Compliance with Laws and Company Guides: You are obligated to, and agree to, comply with all laws, rules and regulations applicable to the offer or sale of insurance products pursuant to this Agreement or the offer or sale of the same by Financial Professionals appointed to you, including but not limited to those that govern licensing, continuing education, anti-money laundering requirements, privacy and policy solicitation and issuance; provided, however, that Broker-Dealer shall not be held responsible for the submission of legally mandated forms related to the submission of a Product application where the Company accepted such application without providing specific notice to the Broker-Dealer of the need for such mandated forms. You also agree to comply with all current and future rules, regulations and directives of any nature issued by the Company with respect to market conduct or otherwise.

You specifically acknowledge receipt of and agree to, and shall ensure Financial Professionals appointed to you, comply with the policies, procedures and other terms set forth in the Company’s Market Conduct Guide (the “Guide”), the Company’s Agent Monitoring Program (the “Program”) and the Company’s Code of Ethical Conduct (the “Code”) as any or all may be amended from time to time. You acknowledge that the Code requires, among other things, your adherence to the following principles:

•	To conduct business according to high standards of respect and fairness and to treat the Company’s customers as you would expect to be treated;

•	To provide competent and customer-focused sales and service;

•	To compete fairly;

•	To provide advertising and sales material that is clear, accurate, complete and fair;

•	To address customer complaints and disputes fairly and promptly; and

•	To maintain a system of oversight reasonably designed to demonstrate your commitment to and compliance with these principles.

You may access the Guide, the Code, and certain information about the Program via SalesLink at any time. You acknowledge that the Company has the right to unilaterally amend, supplement or otherwise change the terms of the Guide, the Code or the Program at any time and that you will be bound by any amendments or changes upon the Company’s publication of the same; provided, however, the Company, in addition to SalesLink, shall make commercially reasonable efforts to inform you of major changes in policies and procedures through email communication.

b.

Compliance with Securities and Insurance Laws: The Broker-Dealer shall comply with all laws, rules and regulations that apply to broker-dealers, including but not limited to all rules and regulations promulgated by the SEC, FINRA, and by any state regulator, self-regulatory organization or other entity with jurisdiction over Your business. Without in any way limiting the generality of the foregoing, You shall comply with (i) the requirement to maintain and preserve books and records under Section 17(a) of the 1934 Act, and (ii) the prospectus delivery requirements for Registered Products. You agree to maintain, distribute and enforce internal policies and procedures reasonably designed to ensure compliance with applicable laws, rules and regulations. The Broker-Dealer (and Insurance Agency, if applicable) shall comply with all laws, rules and regulations of the applicable state insurance regulatory authorities that apply to the offer and sale of the Products.

Fidelity & Guaranty Life Insurance Company Des Moines, IA

c.

Standard of Conduct – Suitability and Best Interest: In addition to the requirements otherwise set forth in this Section 8, You have sole responsibility for compliance with all applicable FINRA suitability rules, as the same may be modified from time to time, and the SEC’s Regulation Best Interest and the requirements related to Form CRS (together, the “SEC Standard of Conduct Rules”). You represent, warrant and agree that You will apply the applicable FINRA suitability rules and the SEC Standard of Conduct Rules to the recommendation and/or sale of all Products whether or not the subject rule applies only to securities. You further represent, warrant and agree that You will comply with the National Association of Insurance Commissioners (“NAIC”) Suitability in Annuity Transactions Model Regulation requirements as the same may be modified from time to time.

d.

Sales Covered by Department of Labor and IRS Rules: To the extent that Broker-Dealer is acting as an “investment advice fiduciary,” as defined in Section 3(21)(A)(ii) of ERISA, and/or Section 4975(e)(3)(B) of the Code and may be engaged in a prohibited transaction described in section 406(a) or (b) of ERISA or section 4975(c) of the Code, Broker-Dealer (1) represents, warrants and agrees that it shall comply with all conditions of an applicable prohibited transaction exemption that covers the transaction; and (2) acknowledges that each of Company and F&G Securities is not acting as a “Financial Institution” for purposes of Prohibited Transaction Exemption 2020-02.

e.

Anti-Money Laundering: You will comply with all applicable federal laws, rules and regulations regarding anti-money laundering (“AML”), including but not limited to the requirement that You know your customer. You will obtain all required identification from those to whom You offer or sell Company products and will adopt policies and procedures reasonably designed to detect and report suspicious activity. You will make and retain for a period of not less than six years, or if required for a longer time under applicable law, such longer time period, documents evidencing such policies and procedures and your compliance therewith.

f.

Annual Certification: You will certify, in writing, on an annual basis, not later than March 31st, of each year, that You have adopted and implemented policies and procedures reasonably designed to (i) effect compliance with securities laws, rules and regulations applicable to the sale of Company Products or otherwise required by this Agreement; (ii) conduct the supervisory obligations set forth herein; (iii) implement compliant AML policies and procedures; and (iv) conduct appropriate training of your Financial Professionals, employees and agents with respect to (i), (ii) and (iii), above, as may be applicable to the offer or sale of Company Products.

g.

Bank Sales: To the extent that Broker-Dealer sells Products on the premises of, or through a relationship with, any federal or state chartered bank, thrift or savings and loan institution, or any federal or state chartered credit union (each a “Bank”), Broker-Dealer shall act consistently with the requirements of applicable laws, rules, regulations and guidelines of any applicable regulatory authority that has jurisdiction over the Bank (“Bank Guidelines”). Without limiting the foregoing, Broker-Dealer shall ensure that (1) all advertisements and sales literature used by Broker-Dealer complies with Bank Guidelines, and (2) any required disclosures are provided to customers. Bank Guidelines shall include, but not be limited to, The Interagency Statement on Retail Sales of Nondeposit Investment Products (“Interagency Statement”) issued jointly by the federal banking regulators, the Joint Interpretations on the Interagency Statement, the Insurance Consumer Protection regulations issued by the federal banking regulatory authorities under the Gramm-Leach-Bliley Act of 1999, and, for credit unions, Letter to Credit Unions No. 10-FCU-03 issued by the National Credit Union Administration. Broker-Dealer shall comply with any applicable state insurance laws that apply to the sale of Products on a Bank’s premises or through a Bank relationship. Broker-Dealer shall comply with any securities laws that apply to the sale of Products on a Bank’s premises or through a Bank relationship, including but not limited to FINRA Rule 3160, Section 3(a)(4)(B)(i) of the 1934 Act that provides an exemption from broker-dealer registration for banks involved in third-party brokerage arrangements, and any amendments, clarifications orders or amplifications thereof, including any applicable rules under Regulation R, and joint rules adopted by the SEC and any federal banking agency, and any rule of a self-regulatory organization such as FINRA.

h.

Fidelity Bond/Insurance: Broker-Dealer shall secure and maintain a fidelity bond (including coverage for larceny and embezzlement), issued by a reputable bonding company, covering all of its directors, officers, agents and employees who have access to funds of Company or F&G Securities. This bond shall be maintained at Broker-Dealer’s expense in at least the amount prescribed under FINRA Rule 4360. Broker-Dealer shall provide Company with a copy of said bond before executing this Agreement. Broker-Dealer shall also secure and maintain errors and omissions insurance with

Fidelity & Guaranty Life Insurance Company Des Moines, IA

minimum coverage of $1 million per occurrence from an “A” or better A.M. Best-rated company. Broker-Dealer hereby assigns any proceeds received from a fidelity bonding company, errors and omissions or other liability coverage, to Company or F&G Securities as their interest may appear, to the extent of their loss due to activities covered by the bond, policy or other liability coverage. If there is any deficiency amount, whether due to a deductible or otherwise, Broker-Dealer shall promptly pay such amounts on demand. Broker-Dealer hereby indemnifies and holds harmless Company and F&G Securities from any such deficiency and from the costs of collection thereof, including reasonable attorneys’ fees

Section 9. Required Notification: You agree to notify the Company promptly in the event that any of the following occur: (i) there is any change in the legal structure of the Broker-Dealer; (ii) there is any material change in the ownership structure of the Broker-Dealer, including but not limited to the addition or removal of any principal(s); (iii) you are the subject of or otherwise become aware of any formal or informal inquiry or investigation related to the solicitation or sale of the Company’s insurance product(s); (iv) you are contacted by any financial regulator (including, without limitation, the SEC and/or FINRA), regarding the solicitation or sale of the Company’s insurance product(s); (v) you are or become the subject of any complaint related to the solicitation or sale of any insurance product(s) or any financial product or service, in any jurisdiction; (vi) you are or become the subject of any proceeding by any insurance or financial regulator (including, without limitation, the SEC and/or FINRA) in any jurisdiction; (vii) you are accused of or charged with any improper conduct related to the solicitation or sale of any insurance product(s) or any financial product or service; (viii) your license to offer or sell insurance or financial products is suspended or revoked in any jurisdiction; (ix) you are convicted of any crime; (x) you are alleged to have committed fraud; or (xi) you are found to have engaged in any fraud. You also agree to notify the Company promptly upon receipt of service of process regarding any regulatory, judicial or other proceeding regarding, the Company, F&G Securities, the Company’s products or the Broker-Dealer with regard to the transaction of insurance or a non-insurance transaction where misrepresentation, improper sales practices, fraud or dishonesty is alleged. The Company recognizes that the notification requirements set forth in this Section shall not be construed to require the Broker-Dealer to violate any privacy regulation.

Section 10. Sale of the Company’s Insurance Products: The Company authorizes the Broker-Dealer to market and/or solicit the sale of insurance products that the Company may lawfully underwrite and which are made available to you or Financial Professionals appointed to you; subject, however, to the restrictions placed upon you or Financial Professionals appointed to you by the laws and regulations of the jurisdictions where you or Financial Professionals appointed to you are licensed, the Company’s underwriting rules and the terms and conditions of this Agreement. You also agree to each of the following:

A. Application Completion: Financial Professionals appointed to you shall complete an application for each insurance product issued by the Company and sold by Financial Professionals appointed to you, on the Company’s application form. All of the responses to the questions on the application shall completely and accurately reflect the applicant’s responses to these questions as conveyed to Financial Professionals appointed to you by the applicant. All relevant information you have relating to the applicant’s responses shall be appended to the application, with or without the applicant’s consent and transmitted to the Company with the application. In addition, you or Financial Professionals appointed to you shall insure that the application is reviewed by the applicant before it is signed by the applicant and attest to its execution. You are responsible for review and supervisory approval of all applications for Company Products, which review and approval must occur before such application is forwarded to Company. You or Financial Professionals appointed to you shall send the application to the Company immediately after it has been executed. You and Financial Professionals appointed to you may only accept applications in a state or other jurisdiction in which you and Financial Professionals appointed to you are properly licensed.

B. Premium Remittance – Fixed Products: You shall immediately forward to the Company or its designee any premium, entire or partial, received with an application or otherwise delivered to you. You may only accept cash or cash equivalents, such as a money order or cashier’s check, in accordance with applicable Company policy, which ordinarily prohibits acceptance of cash or cash equivalents in any amount in connection with the sale of annuity contracts and prohibits acceptance of cash or cash equivalents in excess of $500 in connection with the sale of insurance policies. Moreover, you may not, under any circumstances, accept more than ten thousand (US) dollars in cash or cash equivalents in connection with any transaction in any insurance product issued by the Company, without the Company’s prior written approval. You may not accept cash or cash-equivalents as payment for Registered Products.

If the first premium is paid to you on delivery of a policy, you shall at once remit it to the Company or its designee. You have no right or authority to receive or collect moneys for or on behalf of the Company at any time for any purpose except the initial premium on insurance procured by you or Financial Professionals appointed to you and necessary to put such insurance in force. However, the Company may, at its discretion, permit you to collect deferred first year and renewal premiums as and when they mature. Premiums remitted through negotiable instruments such as checks shall be made payable to the Company. All moneys, negotiable instruments, or assets you receive for or on behalf of the Company shall be held by you as trustee for the Company and shall not be used by you for any personal or other purposes whatsoever but shall be immediately remitted to the Company.

Fidelity & Guaranty Life Insurance Company Des Moines, IA

C. Registered Product Premiums: All premium payments for Registered Products shall be made payable to F&G Life by acceptable form of payment authorized under the Company’s policies, as revised from time to time at the Company’s sole discretion. The Company will not accept premiums paid in cash, money orders, or cash equivalents. Only the initial minimum premium on applications procured by or through Broker-Dealer or its Financial Professionals may be collected by Broker-Dealer. All such monies received by Broker-Dealer or its Financial Professionals shall be deemed to be held in trust on the Company’s behalf, and any such premium payment, entire or partial, taken with an application or taken upon delivery of a policy, shall be immediately forwarded to the Company by Broker-Dealer. All subsequent premiums must be sent by the customer directly to the Company, unless otherwise authorized by the Company. All funds for the Registered Products received by Broker-Dealer and its Financial Professionals shall be remitted promptly, and in any event in compliance with applicable securities laws impacting Broker-Dealer’s handling of customer funds.

D. Insurable Condition: You shall notify the Company promptly should you become aware of the death of an applicant, or if you become aware of any inaccuracies in an applicant’s responses to any question(s) or request(s) for information contained on an application or elsewhere, including any changes to the applicant’s responses on an application before an insurance product is delivered. For any insurance product(s) delivered to you by the Company, you shall arrange for such insurance product(s) to be delivered to the owner(s) and the first premium paid in accordance with the delivery instructions issued by the Company. You shall not permit the delivery of any insurance product(s) unless, to the best of your knowledge, the insured is alive. In addition, with respect to life insurance policies you shall not permit the delivery of any insurance product(s) unless, to the best of your knowledge, the insured is: in good health, in the same or better condition than at the time of application, in insurable condition, and the first premium has been fully paid. You shall return to the Company upon request or on the day following the expiration of 60 days any contract which was not so delivered.

The Company has the right to reject any application, cancel or rescind the sale of any insurance product or authorize the surrender of any insurance product, and in each such case, return any money submitted to the applicant or purchaser, at the Company’s sole discretion. You may be obligated to return to the Company any payment made to you in connection with any such application or insurance product, as set forth in Section 11, below.

E. Electronic Applications. Broker-Dealer may maintain or use systems and processes to obtain and affix electronic signatures onto Product applications (“Applications”) and/or the other documents required by Company in connection with the issuance of the Products, and to deliver, receive and exchange documents, records and notices that comply with the Electronic Signatures in Global and National Commerce Act (“ESIGN”), 15 U.S.C. § 7001, et seq., the Uniform Electronic Transactions Act (“UETA”), the Electronic Signature and Records Act (“ESRA”), or other state law as applicable (“Electronic Transactions Laws”), relating to the use of electronic signatures as a valid form of signature or the delivery or the retention of records, documents or notices via electronic means (“Electronic Transaction Process”).

1.

Company agrees that Company may accept from Broker-Dealer the Application and/or other documents required by Company in connection with the issuance by Company of certain Products (referred to herein collectively as “Application Documents”) completed and signed electronically through Broker-Dealer’s Electronic Transaction Process. Company agrees that the electronic signature shall have the same legal validity and enforceability as a manually executed signature or use of a paper-based recordkeeping system to the fullest extent permitted by applicable law. Without limitation, “electronic signature” shall also include faxed versions of an original signature or electronically scanned and transmitted versions (e.g., via pdf) of an original signature.

2.

If Broker-Dealer has reason to believe that a Product owner (“Product Owner”) has not received any Application Documents electronically, Broker-Dealer will notify Company within two (2) business days and arrange for the prompt delivery to the Product Owner of, and receipt from the Product Owner of, the Application Documents by non-electronic means. Notwithstanding anything to the contrary in this Section 10(E), the Parties acknowledge that Company may not be able to accept the Electronic Transactions Process for all Products. Company will promptly notify Broker-Dealer of Products excluded from the Electronic Transactions Process. Upon such notification, Broker-Dealer agrees to provide Company with the Application Documents in such manner as Company requests.

Fidelity & Guaranty Life Insurance Company Des Moines, IA

3.

Broker-Dealer represents, warrants and agrees: (i) that each Application Document signed via the Electronic Transaction Process and submitted to Company has been duly and validly executed and delivered by the Product Owner, Broker-Dealer, and the Financial Professional, respectively, (ii) that the Application Documents have been signed using an e-signature process that materially complies with all applicable federal and state requirements, including, without limitation, the applicable Electronic Transactions Laws, and (iii) that the Application Documents used in the Electronic Transaction Process are forms provided by Company to Broker-Dealer that have been fully completed and electronically signed as part of an application process that occurs under the supervision of a properly licensed and appointed agent of Company.

4.

Broker-Dealer shall notify Company promptly, but in no event later than twenty-four (24) hours after, there is any change to Broker-Dealer’s electronic systems or processes, procedures or controls relating to the completion, execution or delivery of Applications or Application Documents.

5.

Broker-Dealer shall notify Company promptly, but in no event later than twenty-four (24) hours, after becoming aware of or reasonably suspecting any fraud occurring during the Electronic Transaction Process in connection with Application Documents. Broker-Dealer shall reasonably cooperate with Company in the conduct of any investigation of, or litigation involving, third-parties related to any such incident. Broker-Dealer shall discharge all responsibilities set forth in this paragraph at its expense.

6.

Broker-Dealer shall provide Company with audit trail information and such other information as Company shall request to indicate Broker-Dealer’s compliance with this Agreement and the applicable Electronic Transaction Laws and Electronic Transaction Process. Broker-Dealer will provide an evidence summary which is created with every application packet.

7.

Company may, at its sole discretion (a) permit or prohibit the use of Electronic Transaction Process by the Broker-Dealer, and (b) allow or not allow the use of Electronic Applications for any particular Product.

Section 11. Compensation: The Company, on behalf of F&G Securities with respect to the Registered Products, will pay you, and you agree to accept, as full compensation for the sale by you or Financial Professionals appointed to you of insurance products authorized by the Company (provided the same have been accepted by the Company and paid for while the Broker-Dealer’s authority under Sections 2 and 3 of this Agreement remains in force), the commission or other compensation set forth in the applicable Compensation Schedule(s), subject to the terms of this Agreement. If the Company cancels or rescinds the sale of any insurance product or authorizes the surrender of any insurance product, for any reason, such insurance product shall be treated as though not accepted by the Company. Any commission payable directly to any Financial Professional shall be netted against any compensation payable to the Broker-Dealer pursuant to the applicable Compensation Schedule(s). (No such direct payments to Financial Professionals shall be permitted with respect to Registered Products.)

The Company may pay to the Broker-Dealer any or all compensation due to Financial Professionals appointed to you in connection with their sale of Company insurance products and the Broker-Dealer agrees to hold all such payments in trust for said Financial Professionals. All such payments shall be in accordance with the applicable Compensation Schedule(s) in effect at the time of each such sale. You agree to indemnify, defend and hold the Company harmless against all claims or regulatory or other actions that allege, relate to or arise out of your failure to pay compensation to any Financial Professionals in connection with the sale of Company insurance products, including but not limited to reasonable attorney’s fees and court costs.

The Company may change its Compensation Schedule(s) at any time and you agree to accept the amounts payable pursuant thereto. You may access the current Compensation Schedule(s) via SalesLink and the Company, in addition to SalesLink, shall make commercially reasonable efforts to notify you of major changes in such Schedules through email notifications. You may not recruit any Financial Professionals with the use of compensation in excess of the maximum compensation provided for in such Compensation Schedule(s), unless approved by the Company in advance and in writing, and such practices related to Registered Products will not be approved.

You agree to return to the Company, within ten days of demand therefore, all payments made directly or indirectly to you in connection with the offer or sale of any insurance product that was (i) not accepted by the purchaser; (ii) returned by the purchaser before the expiration of a “free look” period; (iii) cancelled or rescinded by the Company or which the Company authorized surrender of, for any reason; or (iv) mistakenly paid to you, due to the Company’s error or otherwise.

Fidelity & Guaranty Life Insurance Company Des Moines, IA

You acknowledge that the Company may, at its sole discretion, reject any application, cancel or rescind the sale of any insurance product(s), or authorize the surrender of any insurance product(s) and that the Company may refund premiums or other consideration paid in connection with the sale by you or Financial Professionals appointed to you of any insurance product(s) for any reason, whether during or after the term of this Agreement. In the event of any such rejection, cancellation, rescission, or surrender, you shall forfeit all right to compensation on said insurance product(s) and shall return to the Company, within ten days of demand therefore, any compensation paid to you which is attributable to the premiums or other consideration refunded and you further agree to reimburse the Company for all costs and expenses incurred in collecting said compensation, including but not limited to reasonable attorney’s fees and court costs

Notwithstanding anything to the contrary in the foregoing of this Section 11, payments of compensation for Registered Products shall be subject to the following provisions. The amount of the Broker-Dealer’s compensation for Registered Product sales shall be paid as identified on the applicable Compensation Schedule, and the manner of such payments shall be made in compliance with all applicable securities laws. Unlike for payments of Fixed Products, no payments for Registered Products may be made directly to Financial Professionals, and such payments may only be made to Broker-Dealer, or, to Insurance Agency, if applicable, in compliance with the terms and conditions of letters issued by the Staff of the SEC with respect to the non-registration of an insurance agency associated with a registered broker-dealer, such as Committee of Annuity Insurers, et al. (pub. avail. Apr. 23, 2013).

Section 12. First Year and Renewal Commissions: In the event of termination of this Agreement without cause, and subject to the provisions of Sections 11, 13 and 14, the Company will continue to pay first year and renewal commissions on premiums received and accepted by the Company in accordance with the applicable Compensation Schedule in effect at the time of receipt or termination; provided, however, that payment of service fees will cease on the date of termination of this Agreement. If this Agreement is terminated for cause, you forfeit all first year and renewal commissions that would otherwise be due hereunder. Any commission payable directly to any Financial Professional (which is not permitted for Registered Products) shall be netted against any compensation payable to the Broker-Dealer in accordance with the Compensation Schedule then in effect and as may thereafter be modified from time to time.

Section 13. Commission Restrictions: No commission or other compensation, including but not limited to renewal commissions and commissions or compensation for sales previously made, will be due to you under this Agreement, if the Company terminates this Agreement for cause, as set forth in Section 28.

Section 14. Indebtedness: Your right to receive any commission or other compensation provided for in this Agreement shall at all times be subordinate to the right of the Company, in its sole discretion, to offset or apply such commissions or compensation against any indebtedness you or Financial Professionals appointed to you have (or are anticipated to have) to the Company or any affiliate, whether arising from this Agreement or otherwise. As used herein, the term “indebtedness” means any sum the Company believes in good faith to be owed by you or Financial Professionals appointed to you (or anticipated to be owed by you or Financial Professionals appointed to you) to the Company or any affiliate, whether or not you agree and notwithstanding the absence of a judicial or other independent determination of the validity of such indebtedness or anticipated indebtedness; the term “affiliate” means Fidelity & Guaranty Life Holding, Inc. (including its successors and assigns) and its direct and indirect subsidiaries. In the event any commission or other compensation provided for in this Agreement and due to you from the Company is insufficient to fully satisfy any indebtedness and/or anticipated indebtedness you or any of the Financial Professionals appointed to you to the Company or any affiliate, you agree to pay such indebtedness within ten days of demand therefore and further agree to reimburse the Company for all costs and expenses incurred in collecting said debt, including but not limited to reasonable attorney’s fees and court costs. You also agree to cooperate with the Company in connection with its efforts to recover any indebtedness from any of the Financial Professionals appointed to you.

Section 15. Limitations of Authority: The Broker-Dealer is not authorized to: (i) incur on behalf of the Company any expense, indebtedness or liability; (ii) make, alter or discharge contracts; (iii) waive forfeitures; (iv) quote rates except as published by the Company; (v) extend the time of payment of any premium; (vi) extend credit to or on behalf of any purchaser of any insurance product offered by the Company for the purpose of purchasing or keeping any insurance product in force; (vii) approve any application for insurance; (viii) represent to any person(s) that any insurance is in effect before the Company so acknowledges; (ix) acknowledge or represent the existence of any insurance with the Company; (x) make any representation or state any opinion regarding the validity or payment of any claim; or (xi) engage in any act on behalf of the Company that is not specifically authorized by this Agreement.

Section 16. Company Property: The Company will furnish you and/or Financial Professionals appointed to you such policies, forms, advertising materials, software and other supplies as it may deem necessary. Title to these materials as well as all undelivered policies, books, supplies or other property as furnished to you and/or Financial Professionals appointed to you by the Company shall be vested in the Company and shall be accounted for and returned by you to the Company’s authorized representative upon the termination of this Agreement or at any other time, upon demand. You may not make any modifications to software furnished by the Company. You may not transfer, rent, sell, or in any way make available such software to anyone not employed by you or the Company or not associated with you or the Company as a Financial Professional appointed to the Company.

Fidelity & Guaranty Life Insurance Company Des Moines, IA

Section 17. Confidentiality: You understand and acknowledge that during the term of this Agreement or thereafter you and Financial Professionals appointed to you may have access to certain confidential and proprietary information relating to the Company, its business and its customers and you agree to keep all such information confidential. You agree that any and all “Nonpublic Personal Information” obtained by you or Financial Professionals appointed to you on behalf of or from the Company in the performance of your duties and obligations under this Agreement or otherwise shall be used by you only as necessary to fulfill your obligations under this Agreement and shall not be disclosed to any other person unless specifically authorized in writing by the Company or the person who is the subject of the “Nonpublic Personal Information,” or as otherwise permitted by law. You agree that you will comply with all applicable privacy laws, including without limitation the SEC’s Regulation S-P.

“Nonpublic Personal Information” has the meaning set forth in Section 509 of the Gramm-Leach-Bliley Act (P.L. 106-102) and any federal and state law(s) and regulation(s) that implement that Act and includes but is not limited to the name, address, and financial or health information of an applicant, insured, policyholder, or prospect. You agree to establish physical, electronic and administrative procedures to protect the security and confidentiality of “Nonpublic Personal Information” in compliance with the Act and any and all federal and state laws and regulations that implement the Act.

Section 18. Advertising:

a.

General: You may not purchase or otherwise contract for any advertising or promotional materials that identify the Company, its insurance products, its practices, or its compensation rates, in any publication, on the Internet or otherwise, unless you first obtain written approval from the Company. You may not make any reference to the Company (including its affiliates or employees) or its insurance products on any website, nor may you make available on any website a link to Company forms, marketing material(s) or Company website, or to any other website that refers or relates to the Company, unless you first obtain written approval from the Company.

b.

Registered Product Advertising: F&G Securities will be responsible for providing all promotional, sales and advertising material relating to the Registered Products to be used by Broker-Dealer and its Financial Professionals and for ensuring that such materials have been filed with the SEC, FINRA and/or with any state securities regulatory authorities, to the extent required by applicable law. Upon termination of this Agreement, or earlier written request from Company or F&G Securities, the Broker-Dealer will promptly return to Company or F&G Securities, or destroy, any promotional, sales or advertising material furnished by Company or F&G Securities to the Broker-Dealer or its Financial Professionals. The Broker-Dealer and its Financial Professionals shall not (i) use or implement any promotional, sales or advertising material relating to the Registered Products without the prior written approval of Company and F&G Securities, or (ii) make any changes to any material approved or provided by Company or F&G Securities. The Broker-Dealer and its Financial Professionals shall comply with all instructions and directions provided by Company and F&G Securities regarding the required delivery of Registered Product prospectuses in conjunction with promotional, sales or advertising material. The Broker-Dealer and its Financial Professionals shall not use with or distribute to the public or any purchaser or prospective purchaser any material labeled “For Broker-Dealer Use Only” relating to the Registered Products.

Section 19. Solicitation Rights: You agree that the Company will have at all times, both during and after the termination of this Agreement, the right to communicate in any fashion with Financial Professionals appointed to you, your employees and all persons insured pursuant to any insurance product issued or sold in connection with this Agreement. Such communication may be for any purpose, including but not limited to: advertising the Company’s products, responding to regulatory or other inquiries, conservation of business, servicing of insurance products and adjusting claims.

Section 20. Record Retention and Right of Inspection: You agree to retain accurate and complete books, records, accounts, and information (the “Material”) in accordance with laws and regulations that apply to you, all for a minimum of seven years (unless otherwise specified in a written procedure published by the Company) from the date of creation, or for a minimum of ten years if such Material refers or relates to the sale of an annuity product to a specific applicant, notwithstanding any shorter retention period set forth in any applicable law or regulation. The Company shall at all times have the right to inspect upon reasonable written notice or request the Material and all other documents and information in your possession, custody or control, wherever located, but only insofar as the same may relate to the Company, its insurance products or its customers. You also agree that the Company or any of its agents may take custody of the same to make such extracts or copies as it may desire but only insofar as you have not provided reasonable extracts or copies.

Fidelity & Guaranty Life Insurance Company Des Moines, IA

Section 21. Claims and Litigation/Indemnification:

a.

Indemnification of Company: You agree to indemnify, hold harmless and defend (with commercially reasonable counsel of the Company’s choice subject to your agreement not to be unreasonably withheld) the Company and F&G Securities, jointly and severally, against any claim, judgment, loss, settlement, cost, damage or other expense (including but not limited to attorneys fees) the Company and/or F&G Securities may suffer or incur, as the result of any error or omission; fraudulent, negligent, or unauthorized act; or breach of this Agreement by you, Financial Professionals appointed to you, your officers, your employees, any persons who act on your behalf or at your direction, or any persons whose activities result in the Broker-Dealer receiving from the Company any compensation or other remuneration subject to the following exceptions:

1.	Settlements or judgments representing life insurance policy limits paid in contestable claims; and

2.

Class Actions under either Federal or State law unless (1) there is an adjudication by a court of competent jurisdiction that you knowingly permitted Financial Professionals to engage in acts or omissions found by said court to be the basis for liability or (2) the Class Action alleges actions relative to a course of business engaged in by you and alleges only vicarious liability as to the Company.

The Company shall have exclusive authority to direct the defense and effect any settlement in any action for which the foregoing indemnity may apply. You also agree to reimburse the Company for any judgment, loss, settlement, cost, damage or other expense (including but not limited to reasonable attorneys fees but excluding any such items assessed by a regulatory agency) incurred by the Company and/or F&G Securities in answering, defending or otherwise addressing any: arbitration claim; attachment; complaint; court proceeding; dispute; garnishment; regulatory or other inquiry or investigation; or other proceeding involving you, Financial Professionals appointed to you, your officers, your employees, all persons who act on your behalf or at your direction, and all persons whose activities result in Broker-Dealer receiving from the Company any compensation or other remuneration. You shall, upon demand, pay the Company as a debt due hereunder any sums due to it in accordance with this section.

b.

Indemnification of Broker-Dealer: The Company agrees to indemnify, hold harmless and defend (with commercially reasonable counsel of your choice subject to the Company’s agreement not to be unreasonably withheld) you against any claim, judgment, loss, settlement, cost, damage or other expense (including but not limited to attorneys fees) you may suffer or incur, as the result of any error or omission or any fraudulent, negligent, or unauthorized act that results in a breach of the terms of this Agreement by the Company subject to the following exceptions:

1.	Class Actions under either Federal or State law that allege actions relative to a course of business engaged in by you and allege only vicarious liability as to the Company.

You shall have exclusive authority to direct the defense and effect any settlement in any action for which the foregoing indemnity by the Company may apply. The Company also agrees to reimburse you for any judgment, loss, settlement, cost, damage or other expense (including but not limited to reasonable attorneys fees but excluding any such items assessed by a regulatory agency) incurred by you due to breach of this Agreement by the Company. The Company shall, upon demand, pay you as a debt due hereunder any sums due to you in accordance with this section. You agree that under no circumstances shall the Company be liable to you (or anyone claiming through you) for any lost profits or indirect, incidental, punitive or consequential damages in connection with this Agreement.

Section 22. Duty to Cooperate: You agree to cooperate at all times with the Company and F&G Securities and/or any of its agents or lawyers in any internal or external inquiry or investigation that relates to: you, Financial Professionals appointed to you, your officers, your employees, any person(s) who act on your behalf or at your direction, and/or any person(s) whose activities result in the Broker-Dealer receiving from the Company any compensation or other remuneration, the business of the Company or its customers, including but not limited to inquiries that arise in the context of any administrative, regulatory or judicial proceeding.

Section 23. Right to Retire: The Company may, at its sole discretion and without incurring or imposing any liability to you or Financial Professionals appointed to you, retire from any jurisdiction and may discontinue or withdraw any insurance product from any jurisdiction where you are licensed, without prejudice to the right of the Company to continue said insurance products in any other jurisdiction.

Section 24. Entire Agreement: This Agreement constitutes the entire agreement among you, the Company and F&G Securities with respect to the subject matter hereof and abrogates, terminates, and supersedes any prior written or oral agreement or representations relating thereto. No statements made orally, either before or after the date of execution of this Agreement, shall have any impact on this Agreement or modify it in any way.

Fidelity & Guaranty Life Insurance Company Des Moines, IA

Section 25. Amendment of Agreement: You may not change or amend any term of this Agreement without the Company’s written approval. The Company may amend or change any term of this Agreement, at any time, upon written notice to you, via e-mail or otherwise or by publication on SalesLink. The Company may also amend or change any Company guideline or policy, whether or not such guideline or policy is referenced in this Agreement. Any such amendment or change shall be effective upon written notice to you via e-mail or otherwise or by publication on SalesLink and the Company, in addition to SalesLink, shall make commercially reasonable efforts to notify you of major changes in such guidelines, policies, or provisions of this Agreement through email notifications.

Section 26. No Waiver: Any failure by the Company or F&G Securities to enforce its rights hereunder or take advantage of any breach of the terms, conditions, or covenants in this Agreement shall not constitute a waiver or estoppel of the Company’s or F&G Securities’ right to thereafter enforce any of said terms, conditions or covenants. This Agreement cannot be modified by any acquiescence in practices or course of dealing by the Company or F&G Securities that may be contrary to the terms of this Agreement.

Section 27. Assignment: You shall not assign, transfer, or pledge this Agreement or any commission payable hereunder without the advance written consent of the Company. The Company may grant or refuse consent to assign this Agreement at its sole discretion other than with respect to the assignment of commission; the Company’s consent to assignment of any commission due hereunder shall not be unreasonably withheld. However, no assignment of any commission hereunder shall be binding upon the Company unless it is in writing and filed at the Company’s US headquarters. The Company assumes no responsibility as to the validity or effect of any such assignment.

The Company may assign this Agreement without restriction. The Company may also add as a party to this Agreement any other affiliated insurance company by providing you with written notice. In such event, references to the “Company” shall also include such newly added insurer.

Section 28. Termination: This Agreement may be terminated by either party upon 30 days written notice to the other, sent by U.S. mail or by courier with proof of delivery, to the last known address of the other. In addition, the Company may immediately terminate this Agreement for cause. As used herein, “cause” shall mean that the Company has made a determination, which determination may be in the absence of any judicial or other independent finding of fact, that: you, any of the Financial Professionals appointed to you or any of your employees (i) breached this Agreement or any portion thereof (including but not limited to your failure to cooperate with the Company pursuant to section 22 hereof); (ii) committed fraud or any illegal act in the performance of your duties under this Agreement; (iii) violated any insurance, securities or other financial law or regulation, Company policy or procedure, or provision of the Guide, the Code or the Company’s Agent Monitoring Program; (iv) withheld or misappropriated funds belonging to the Company, any policyholder or any applicant; (v) directly or indirectly induced or attempted to induce any policy owner or customer of the Company to stop premium payments or surrender any policy; (v) misrepresented the terms of the Company’s products or its financial condition; or (vi) misrepresented any material information in your application for appointment or in any other documents supporting that application or otherwise; (vii) engaged in unprofessional, harassing or threatening conduct toward any customer or Company employee; or (viii) used profane or abusive language toward any customer or Company employee.

Cause shall also mean: (a) the loss, suspension, revocation, or voluntary surrender of your license or registration with any state, federal or other entity, including FINRA, that regulates, controls or in any way authorizes the sale of insurance products, securities products or financial products or services; (b) your insolvency or bankruptcy, or the institution of such or similar proceedings by or against you; (c) your criminal indictment; (d) your conviction or plea of guilty or nolo contendere to any felony or misdemeanor charge involving trustworthiness or dishonesty, including but not limited to embezzlement, fraud or theft; (e) your conviction or plea of guilty or nolo contendere to any felony charge; (f) any action on your part that could reasonably be construed to be defamatory, libelous, or materially prejudicial to the Company; or (h) your failure to fully pay any outstanding debt owed to the Company within sixty days of the date such debt is incurred or ten days of the Company’s demand therefore, whichever first occurs.

The Company agrees that a termination of this Agreement for cause which is the result of the conduct of a Financial Professional appointed to you shall only occur where evidence reflects that you knew about the conduct and did not immediately report the conduct to the Company, or where you were otherwise complicit in the conduct including through a failure to take reasonable precautions as to the actions of your Financial Professionals.

Fidelity & Guaranty Life Insurance Company Des Moines, IA

In the event this Agreement is terminated for cause: (i) you forfeit the right to all first year and renewal commissions and authorize the company to withhold its payment of any other commission or compensation to you pending the completion of the Company’s review of the appropriate facts and circumstances and subject to your obligation to repay any debt hereunder; and (ii) the Company reserves the right to reappoint any of the Financial Professionals appointed to you through another agency, in accordance with its ordinary business practices previously communicated to you or within industry custom and standards.

Upon termination of this Agreement, you shall immediately pay to the Company all sums due to the Company and deliver to the Company all brochures, publications and other materials connected with the sale of Company insurance products.

Section 29: Governing Law: This Agreement is governed by the laws of the State of Iowa (without regard to any choice of law provisions),

Section 30. Place of Contract: The parties agree that this contract is made and entered into in the State of Iowa.

Section 31. Dispute Resolution; Jurisdiction: The parties hereto mutually agree that all suits and special proceedings brought with respect to this Agreement, any other agreement or document received or delivered in connection with this Agreement or with respect to any aspect of our relationship shall be brought only in the courts of the State of Iowa located in the City of Des Moines and of the United States District Court for the Southern District of Iowa—Central Division (collectively, the “Courts”), and not in any other court(s). The parties mutually agree that they shall be subject to, and hereby consent to, the jurisdiction of the Courts in any action to enforce, interpret or construe any provision of this Agreement or of any other agreement or document received or delivered in connection with this Agreement. The parties mutually agree that they waive any defense of improper venue or forum non conveniens to any such action brought in either of said Courts, and also waive a trial by jury of any controversy or issue arising under or with respect to this Agreement, any other agreement or document received or delivered in connection with this Agreement or with respect to any aspect of our relationship that shall now or hereafter exist. This Section is subject to the Company’s covenant to honor all reasonable requests of the Broker-Dealer to conduct any hearings or other matters in the most mutually convenient media and manner, e.g., telephonically or by video-conference, and to agree to pre-trial, court-sanctioned mediation.

Section 32. Miscellaneous:

a.

Survival: Notwithstanding any provision of this Agreement to the contrary, the termination of this Agreement, whether with or without cause, shall be construed as a termination of: (a) your appointment under Section 3 of this Agreement; (b) your authority under Sections 2, 3 and 10 of this Agreement; and (c) the Company’s obligations under Sections 7, 11 and 12 of this Agreement. All other provisions of this Agreement shall survive any termination of this Agreement.

b.	Headings: The paragraph headings contained in this Agreement are inserted for purposes of convenience of reference only and shall not affect the meaning or interpretation of this Agreement.

c.	Interpretation and Definitions: Unless otherwise provided in this agreement, or unless the context otherwise requires, the following definitions and rules of construction shall apply herein.

1.

Number and Gender: In this Agreement the neuter gender includes the feminine and masculine and the singular number includes the plural, and the word “person” includes any corporation, partnership, firm, or association wherever the context so requires.

2.	Mandatory and Permissive: “Shall” and “will” and “agrees” are mandatory; “may” is permissive.

3.	Term Includes Extensions: All references to the term of this Agreement or the Agreement term shall include any extensions of such term.

I have the necessary authority to execute this Agreement on behalf of Broker-Dealer. On behalf of Broker-Dealer, I agree to and accept the terms of this Broker-Dealer Selling Agreement as evidenced by my [electronic] signature, and to bind Broker-Dealer to its terms.

Fidelity & Guaranty Life Insurance Company Des Moines, IA

Name of Broker-Dealer

Name of Authorized Broker-Dealer Individual

Title of Authorized Broker-Dealer Individual

Signature of Authorized Broker-Dealer Individual*	Date*

I have the necessary authority to execute this Agreement on behalf of Insurance Agency. On behalf of Insurance Agency, I agree to and accept the terms of this Broker-Dealer Selling Agreement as evidenced by my [electronic] signature, and to bind Insurance Agency to its terms.

Name of Insurance Agency

Name of Authorized Insurance Agency Individual

Title of Authorized Insurance Agency Individual

Signature of Authorized Insurance Agency Individual*	Date*

*

Broker-Dealer and Insurance Agency (if applicable) may execute this Broker-Dealer Selling Agreement electronically by accessing the Company’s producer intranet site and providing acceptable authentication information that will permit the Company to rely upon Broker-Dealer’s and Insurance Agency’s electronic ‘signature.’

Fidelity & Guaranty Life Insurance Company Des Moines, IA